Lehman Capital, A Division of Lehman Brothers Holdings Inc.,


                                  Purchaser

                                     and

                       Option One Mortgage Corporation,

                                   Company




               /_____________________________________________/

                 SELLER'S WARRANTIES AND SERVICING AGREEMENT

                        Dated as of September 30, 1997

               /_____________________________________________/


      Conventional Residential Adjustable and Fixed Rate Mortgage Loans

                             Group No. 1997-LB/00






                              TABLE OF CONTENTS



                                  ARTICLE I



                                 DEFINITIONS



                                  ARTICLE II



    CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND
             RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

Section 2.01  Conveyance of Mortgage Loans; Possession of Mortgage Files;
          Maintenance of Servicing Files  . . . . . . . . . . . . . . . .  16
Section 2.02  Books and Records; Transfers of Mortgage Loans  . . . . . .  17
Section 2.03  Custodial Agreement; Delivery of Documents  . . . . . . . .  18

                                 ARTICLE III
             REPRESENTATIONS AND WARRANTIES; REMEDIES AND BREACH

Section 3.01  Company Representations and Warranties  . . . . . . . . . .  19
Section 3.02  Representations and Warranties Regarding Individual
          Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 3.03  Purchaser Representations and Warranties  . . . . . . . . .  36
Section 3.04  Remedies for Breach of Representations and Warranties.  . .  37
Section 3.05  Restrictions and Requirements Applicable in the Event . . .  39
Section 3.06  Repurchase of Mortgage Loans With First Payment Defaults  .  42


                                  ARTICLE IV

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01  Company to Act as Servicer  . . . . . . . . . . . . . . . .  43
Section 4.02  Liquidation of Mortgage Loans . . . . . . . . . . . . . . .  45
Section 4.03  Collection of Mortgage Loan Payments  . . . . . . . . . . .  46
Section 4.04  Establishment of and Deposits to Custodial Account  . . . .  47
Section 4.05  Permitted Withdrawals From Custodial Account  . . . . . . .  48
Section 4.06  Establishment of and Deposits to Escrow Account . . . . . .  49
Section 4.07  Permitted Withdrawals From Escrow Account . . . . . . . . .  50
Section 4.08  Payment of Taxes, Insurance and Other Charges . . . . . . .  51
Section 4.09  Protection of Accounts  . . . . . . . . . . . . . . . . . .  51
Section 4.10  Maintenance of Hazard Insurance . . . . . . . . . . . . . .  52
Section 4.11  Maintenance of Mortgage Impairment Insurance  . . . . . . .  54
Section 4.12  Maintenance of Fidelity Bond and Errors and Omissions
          Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 4.13  Inspections . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 4.14  Restoration of Mortgaged Property . . . . . . . . . . . . .  55
Section 4.15  Title, Management and Disposition of REO Property . . . . .  56
Section 4.16  Real Estate Owned Reports . . . . . . . . . . . . . . . . .  57
Section 4.17  Liquidation Reports . . . . . . . . . . . . . . . . . . . .  58
Section 4.18  Notification of Adjustments . . . . . . . . . . . . . . . .  58
Section 4.19  Reports of Foreclosures and Abandonments of Mortgaged
          Property  . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Section 4.20 Monthly Advances by Servicer . . . . . . . . . . . . . . . .  58



                                  ARTICLE V

                            PAYMENTS TO PURCHASER

Section 5.01  Remittances . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 5.02  Statements to Purchaser . . . . . . . . . . . . . . . . . .  59
Section 5.03  Due Dates Other Than the First of the Month . . . . . . . .  60



                                  ARTICLE VI

                         GENERAL SERVICING PROCEDURES

Section 6.0l  Transfers of Mortgaged Property . . . . . . . . . . . . . .  61
Section 6.02  Satisfaction of Mortgages and Release of Mortgage Files . .  62
Section 6.03  Servicing Compensation  . . . . . . . . . . . . . . . . . .  62
Section 6.04  Annual Statement as to Compliance . . . . . . . . . . . . .  62
Section 6.05  Annual Independent Public Accountants' Servicing Report . .  63
Section 6.06  Right to Examine Company Records  . . . . . . . . . . . . .  63

                                 ARTICLE VII
                    AGENCY TRANSFER; PASS-THROUGH TRANSFER

Section 7.01  Removal of Mortgage Loans from Inclusion Under this
          Agreement Upon an Agency Transfer, or a Pass-Through Transfer
          on One or More Reconstitution Dates . . . . . . . . . . . . . .  64
Section 7.02  Purchaser's Repurchase and Indemnification Obligations  . .  65
Section 7.03  Monthly Advances. . . . . . . . . . . . . . . . . . . . . .  66
Section 7.04  Compensating Interest . . . . . . . . . . . . . . . . . . .  66

                                 ARTICLE VIII
                             COMPANY TO COOPERATE

Section 8.01  Provision of Information  . . . . . . . . . . . . . . . . .  67
Section 8.02  Financial Statements; Servicing Facility  . . . . . . . . .  67



                                  ARTICLE IX
                                 THE COMPANY

Section 9.01  Indemnification; Third Party Claims . . . . . . . . . . . .  68
Section 9.02  Merger or Consolidation of the Company  . . . . . . . . . .  68
Section 9.03  Limitation on Liability of Company and Others . . . . . . .  69
Section 9.04  Limitation on Resignation and Assignment by Company . . . .  69

                                  ARTICLE X
                                   DEFAULT


Section 10.01  Events of Default  . . . . . . . . . . . . . . . . . . . .  71
Section 10.02  Waiver of Defaults . . . . . . . . . . . . . . . . . . . .  72

                                  ARTICLE XI
                                 TERMINATION

Section 11.01  Termination  . . . . . . . . . . . . . . . . . . . . . . .  73
Section 11.02  Termination Without Cause  . . . . . . . . . . . . . . . .  73

                                 ARTICLE XII
                           MISCELLANEOUS PROVISIONS

Section 12.01  Successor to Company . . . . . . . . . . . . . . . . . . .  75
Section 12.02  Amendment  . . . . . . . . . . . . . . . . . . . . . . . .  76
Section 12.03  Governing Law                                               76
Section 12.04  Duration of Agreement  . . . . . . . . . . . . . . . . . .  76
Section 12.05  Notices  . . . . . . . . . . . . . . . . . . . . . . . . .  76
Section 12.06  Severability of Provisions . . . . . . . . . . . . . . . .  77
Section 12.07  Relationship of Parties  . . . . . . . . . . . . . . . . .  77
Section 12.08  Execution; Successors and Assigns  . . . . . . . . . . . .  77
Section 12.09  Recordation of Assignments of Mortgage . . . . . . . . . .  77
Section 12.10  Assignment by Purchaser  . . . . . . . . . . . . . . . . .  78
Section 12.11  No Personal Solicitation . . . . . . . . . . . . . . . . .  78

                                   EXHIBITS

EXHIBIT A      MORTGAGE LOAN SCHEDULE
EXHIBIT A-1    POOL 1 MORTGAGE LOAN SCHEDULE
EXHIBIT A-2    SUB-POOL 1a MORTGAGE LOAN SCHEDULE
EXHIBIT A-3    SUB-POOL 1b MORTGAGE LOAN SCHEDULE
EXHIBIT A-4    SUB-POOL 1c MORTGAGE LOAN SCHEDULE
EXHIBIT A-5    POOL 2 MORTGAGE LOAN SCHEDULE
EXHIBIT B      CONTENTS OF EACH MORTGAGE FILE
EXHIBIT C-1    MORTGAGE LOAN DOCUMENTS
EXHIBIT C-2    CUSTODIAL AGREEMENT WITH EXHIBITS
EXHIBIT D-1    FORM OF CUSTODIAL ACCOUNT
               CERTIFICATION
EXHIBIT D-2    FORM OF CUSTODIAL ACCOUNT
               LETTER AGREEMENT
EXHIBIT E-1    FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT E-2    FORM OF ESCROW ACCOUNT
               LETTER AGREEMENT
EXHIBIT F      FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT G      FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT H      UNDERWRITING GUIDELINES
EXHIBIT I      DELINQUENT LOANS
EXHIBIT J      MORTGAGE LOANS WITH ODD DUE DATES
EXHIBIT K      BAILEE AGREEMENT
EXHIBIT L SECOND LIEN MORTGAGE LOANS

     This is a Seller's Warranties and Servicing Agreement for conventional adjustable and fixed Rate residential first and second lien mortgage loans, dated and effective as of September 30, 1997, and is executed between Lehman Capital, A Division of Lehman Brothers Holdings Inc., as purchaser (the "Purchaser"), and Option One Mortgage Corporation, as seller and servicer (the "Company").

                             W I T N E S S E T H

          WHEREAS, the Purchaser has agreed to purchase from the Company and the Company has agreed to sell to the Purchaser certain Mortgage Loans which have an aggregate outstanding principal balance as of the close of business on the Cut-off Date, after deduction of payments due on or before such date of $385,000,000;

          WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed hereto as Exhibit A; and

          WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the management, servicing and control of the Mortgage Loans.

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

          Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

          Agency Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans to FNMA under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to FHLMC under its Freddie Mac Cash Program or Gold PC Program, retaining the Company as "servicer thereunder".

          Agreement:   This Seller's  Warranties and Servicing  Agreement and
all amendments hereof and supplements hereto.

          ALTA:    The  American  Land  Title  Association  or any  successor thereto.

          Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC and (b) the value thereof as determined by a review appraisal conducted by the Company in the event any such review appraisal determines an appraised value more than ten percent lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, (A) in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC and (2) the value thereof as determined by a review appraisal conducted by the Company in the event any such review appraisal determines an appraised value more than ten percent lower than the value thereof as determined by the appraisal referred to in clause (ii)(A)(1) above and (B) in the case of a Mortgage Loan originated in connection with a "lease-option purchase", such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination or the sale price of such Mortgaged Property if the "lease option purchase price" was set less than 12 months prior to origination, and is based on the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

          Appropriate Federal Banking Agency: Appropriate Federal Banking Agency shall have the meaning ascribed to it by Section 1813(q) of Title 12 of the United States Code, as amended from time to time.

          Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

          BIF: The Bank Insurance Fund, or any successor thereto.

          Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of California, Pennsylvania or New York are authorized or obligated by law or executive order to be closed.

          Closing Date:  October 30, 1997.

          CLTA:   The  California Land  Title  Association or  any  successor thereto.

          Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

          Company:    Option One  Mortgage Corporation,  or its  successor in
interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

          Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

          Credit Grade:  As defined in the Underwriting Guidelines.

          Custodial Account:   The separate account  or accounts created  and
maintained pursuant to Section 4.04.

          Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, which is annexed hereto as Exhibit C-2.

          Custodian:   The Custodian under  the Custodial  Agreement, or  its
successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided therein.

          Cut-off Date:  September 30, 1997.

          Defaulted Mortgage Loan:  As defined in Section 3.02 hereof.

          Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.04, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

          Delinquent Mortgage Loan:  As defined in Section 11.02 hereof.

          Determination Date:   The 13th  day (or if  such 13th day is  not a
Business Day, the Business Day immediately preceding such 13th day) of the month of the related Remittance Date.

          Disqualified  Organization:   An organization  defined  as such  in
Section 860E(e) of the Code.

          Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month following the actual Due Date.

          Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending in the first day of the month of the Remittance Date.

          Eligible  Investments:   Any one  or  more of  the obligations  and
securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

          (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, Federal Housing Administration debentures, FHLMC senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

          (b) Federal Housing Administration debentures; provided, that any such investment shall be rated in one of the two highest ratings categories by each Rating Agency;

          (c) FHLMC participation certificates which guaranty timely payment of principal and interest and senior debt obligations;

          (d)  Consolidated  senior debt obligations of any Federal Home Loan
Banks;

          (e) FNMA mortgage-backed securities (other than stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations;

          (f) Federal funds, certificates of deposit time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated F-1+ or better by Fitch, A-1+ or better by Standard & Poor's and P-1 by Moody's;

          (g) Deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB by each of Standard & Poor's and Fitch) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

          (h)  Investment agreements provided:

               1. The agreement is with a bank or insurance company which has unsecured, uninsured and unguaranteed senior debt obligations rated Aa2 or better by Moody's and AA or better by each of Standard & Poor's and Fitch, or is the lead bank of a parent bank holding company with an uninsured, unsecured and unguaranteed senior debt obligation meeting such rating requirements;

               2. Moneys invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date);

               3.   The   agreement  is   not  subordinated   to  any   other
     obligations of such insurance company or bank;

               4. The same guaranteed interest rate will be paid on any future deposits made pursuant to such agreement; and

               5. The Purchaser receives an opinion of counsel (at the expense of the party requesting the investment) that such agreement is an enforceable obligation of such insurance company or bank.

          (i) Repurchase agreements collateralized by securities described in (a), (c), or (e) above with any registered broker/dealer subject to the Securities Investors Protection Corporation's jurisdiction and subject to applicable limits therein promulgated by Securities Investors Protection Corporation or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed short-term or long-term obligation rated P-1 or Aa2, respectively, or better by Moody's, A-1+ or AA, respectively or better by Standard & Poor's and A-1+ or AA, respectively, or better by Fitch, provided:

               a.   A  master  repurchase   agreement  or  specific   written
     repurchase agreement governs the transaction;

               b. The securities are held free and clear of any lien by the Purchaser or an independent third party acting solely as agent for the Purchaser, and such third party is (a) a Federal Reserve Bank or (b) a bank which is a member of the FDIC and which has combined capital, surplus and undivided profits of not less than $125 million, and the Purchaser shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as agent for the Purchaser;

               c. A perfected first security interest under the Uniform Commercial Code, or book entry procedures prescribed at 31 CFR 306.1 et seq. or 31 CFR 350.0 et seq., in such securities is created for the benefit of the Purchaser;

               d. The repurchase agreement has a term of thirty days or less and the Purchaser will value the collateral securities no less frequently than monthly and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two business days of such valuation; and

               e. The fair market value of the collateral securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 106%;

          (j) Commercial paper (having original maturities of not more than 270 days) rated in the highest short-term rating categories of each Rating Agency; and

          (k) Investments in no load money market funds registered under the Investment Company Act of 1940, whose shares are registered under the Securities act and rated Aaa by Moody's, AAAm or AAAm-G by Standard & Poor's and AAA, if rated by Fitch; provided that no instrument described above shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further that all instruments described hereunder shall mature at par on or prior to the next succeeding Payment Date unless otherwise provided in this Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

          Notwithstanding anything herein to the contrary, with respect to Mortgage Loans subject to an Agency Transfer or a Pass-Through Transfer, in the event that the applicable Reconstitution Agreement has a more limiting definition of "Eligible Investments", then the definition contained in such Reconstitution Agreement shall apply to such Mortgage Loans.

          Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.
          Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.06.

          Escrow Mortgage Loan: The Mortgage Loans for which the Company has established an escrow account for items constituting Escrow Payments.

          Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

          Event  of Default:   Any  one  of the  conditions or  circumstances
enumerated in Section 10.01.

          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

          FHLMC:    The  Federal  Home  Loan  Mortgage  Corporation,  or  any
successor thereto.

          Fidelity  Bond:   A fidelity bond  to be maintained  by the Company
pursuant to Section 4.12.

          First Remittance Date:  November 18, 1997.

          FNMA: The Federal National Mortgage Association, or any successor thereto.

          FNMA Guides: The FNMA Sellers' Guide and the FNMA Servicers' Guide and all amendments or additions thereto.

          Gross Margin: With respect to each Pool I Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note of not less than 425 basis points (4.25%) and not more than 963 basis points (9.63%), which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine, on each Interest Rate Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

          Index: The applicable rate, on each Interest Rate Adjustment Date, which shall be adjusted semi-annually based upon the rate per annum equal to the average of interbank offered rates for six-month U.S. Dollar Denominated deposits in the London Market (LIBOR) as published in the Wall Street Journal.

          Insurance Proceeds:   With respect to each Mortgage  Loan, proceeds
of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

          Insured  Depository Institution:    Insured Depository  Institution
shall have the meaning ascribed to such term by Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

          Interest Rate Adjustment Date: The date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

          Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

          Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the outstanding principal balance of the Mortgage Loan as of the Cut-off Date (unless otherwise indicated) to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

          Monthly Advance: With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance
Rate) which was due on the Mortgage Loan, and (i) which was delinquent at the close of business on the immediately preceding Determination Date and (ii) which was not the subject of a previous Monthly Advance.

          Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

          Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

          Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          Mortgage Impairment  Insurance Policy:   A  mortgage impairment  or
blanket hazard insurance policy as described in Section 4.11.

          Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note, as adjusted from time to time in accordance with the provisions of the Mortgage Note. The Mortgage Interest Rate, as determined on each Interest Rate Adjustment Date, is equal to the sum of the Index and the Gross Margin, adjusted, if necessary, to comply with the Mortgage Interest Rate Cap.

          Mortgage Interest Rate Cap: The limit on each Mortgage Interest Rate adjustment, such that as to each Mortgage Loan on each Interest Rate Adjustment Date, no change in the Mortgage Interest Rate shall: (i) exceed 1% above or below the Mortgage Interest Rate in effect immediately prior to the particular Interest Rate Adjustment Date of the related Mortgage Loan, and
(ii) exceed the maximum Mortgage Interest Rate Cap provided in the related Mortgage Note.

          Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

          Mortgage  Loan  Documents:   The  documents listed  in  Exhibit C-1
hereto.

          Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

          Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the state and the zip code; (4) a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family residence, a condominium unit, a manufactured home, a townhouse or a unit in a planned unit development; (5) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule; (6) the Loan-to-Value Ratio at origination; (7) the Mortgage Interest Rate as of the Cut-off Date; (8) the first payment date of the Mortgage Loan; (9) the stated maturity date; (10) the amount of the Monthly Payment;(11) the next due date of the Mortgage Loan; (12) the original principal amount of the Mortgage Loan; (13) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal actually collected on or before the Cut-off Date; (14) the Mortgage Loan Remittance Rate as of the Cut-off Date; (15) the next Interest Rate Adjustment Date; (16) the Gross Margin; (17) the next Payment Adjustment Date (18) the maximum Mortgage Interest Rate under the terms of the Mortgage Note; (19) a code indicating whether the loan is an adjustable or fixed rate Mortgage Loan; (20) a code indicating whether the loan is a first or a second lien Mortgage Loan; (21) a code indicating the occupancy status at origination; (22) a code indicating the loan purpose; (23) the Index; and
(24) the loan documentation type. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans;
(3)  the weighted average Mortgage  Interest Rate of  the Mortgage Loans; and
(4) the weighted average maturity of the Mortgage Loans.

          Mortgage  Note:    The  Mortgage  Note or  other  evidence  of  the
indebtedness of a Mortgagor secured by a Mortgage.

          Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

          Mortgagor:  The obligor on a Mortgage Note.

          Net Margin: With respect to each Pool I Mortgage Loan, an amount equal to the Gross Margin minus the Servicing Fee Rate.

          Non-Escrow Mortgage Loan: Any Mortgage Loan which is not an Escrow Mortgage Loan.

          Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

          Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Company and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Company or any master servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Company or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

          Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, retaining the Company as "servicer" (with or without a master servicer) thereunder.

          Person:  Any individual,  corporation, partnership, joint  venture,
association,   joint-stock  company,   trust,  unincorporated   organization,
government or any agency or political subdivision thereof.

          Pool 1  Mortgage Loans:   Adjustable rate Mortgage Loans  listed in
Exhibit A-1 hereto.

          Pool 2 Mortgage Loans: Fixed rate Mortgage Loans listed in Exhibit A-5 hereto.

          Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

          Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

          Purchaser: Lehman Capital, A Division of Lehman Brothers Holdings Inc. or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

          Qualified Depository:    A depository  the  accounts of  which  are
insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated AA or better by Standard & Poor's Corporation.

          Qualified  Insurer:   A mortgage  guaranty  insurance company  duly
authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FNMA or FHLMC.

          Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than and not more than 2% greater than the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) have a Gross Margin not less than that of the Deleted Mortgage Loan; (v) have a maximum Mortgage Interest Rate Cap not less than that of the Deleted Mortgage Loan; (vi) have a maximum periodic mortgage Interest Rate Cap not less than that of the Deleted Mortgage Loan; (vii) comply with each representation and warranty set forth in Sections 3.01 and 3.02; and (viii) be a REMIC Eligible Mortgage Loan.

          Rating Agency: Any of Fitch, Moody's or Standard & Poor's, Duff & Phelps or their respective successors designed by the Purchaser.

          Reconstitution Agreements: The agreement or agreements entered into by the Purchaser, the Company, FNMA or FHLMC or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Pass-Through Transfer or an Agency Transfer as set forth in Section 7.01, including, but not limited to, (i) a FNMA Mortgage Selling and Servicing Contract, a Pool Purchase Contract, and any and all servicing agreements and tri-party agreements reasonably required by FNMA with respect to a FNMA Transfer, (ii) a Purchase Contract and all purchase documents associated therewith as set forth in the Freddie Mac Sellers' & Servicers' Guide, and any and all servicing agreements and tri-party agreements reasonably required by FHLMC with respect to a FHLMC Transfer, and (iii) a Pooling and Servicing Agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Company in servicing the related Mortgage Loans and shall provide for servicing compensation to the Company (calculated on a weighted average basis for all the related Mortgage Loans as of the Reconstitution Date), net of any guarantee fees due FNMA or FHLMC, if applicable, at least equal to the Servicing Fee due the Company in accordance with this Agreement or the servicing fee required pursuant to the Reconstitution Agreement, whichever is greater. The form of relevant Reconstitution Agreement to be entered into by the Purchaser and/or master servicer or trustee and the Company with respect to Pass-Through Transfers shall be reasonably satisfactory in form and substance to the Purchaser and the Company (giving due regard to any rating or master servicing requirements) and the representations and warranties and servicing provisions contained therein shall be substantially similar to those contained in this Agreement and shall not contain any obligations materially more onerous than those contained herein that materially increase the expenses of the Servicer, unless otherwise mutually agreed by the parties.

          Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer or a Pass-Through Transfer pursuant to Section 7.01 hereof. On such date or dates, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Company's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

          Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

          Refinanced Mortgage Loan: A Mortgage Loan the purpose of which is to refinance an existing mortgage loan.

          REMIC:   A  "real estate  mortgage investment  conduit"  within the meaning of Section 860D of the Code.

          REMIC Documents: The document or documents creating and governing the administration of a REMIC.

          REMIC Eligible  Mortgage Loan:   A  Mortgage Loan  held by  a REMIC
which satisfies and/or complies with all applicable REMIC Provisions.

          REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 86OG of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

          Remittance  Date:   The 18th  day (or  if such  18th day  is not  a
Business Day, the first Business Day immediately following) of any month, beginning with the First Remittance Date.

          REO  Disposition:    The final  sale  by  the  Company of  any  REO
Property.

          REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.15.

          REO  Property:   A Mortgaged  Property acquired  by the  Company on
behalf  of  the  Purchaser   through  foreclosure  or  by  deed  in  lieu  of
foreclosure, as described in Section 4.15.

          Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the outstanding principal balance of the Mortgage Loan plus (ii)
interest  on  such  outstanding  principal  balance  at   the  Mortgage  Loan
Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser to the date of repurchase, less amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

          SAIF:   The Savings  Association Insurance Fund,  or any  successor thereto.

          Securities Act  of 1933  or the 1933  Act:   The Securities  Act of
1933, as amended.

          Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration, protection and inspection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08.

          Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Company.

          Servicing Fee Rate:  0.50% per annum.

          Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in Exhibit C-1 the originals of which are delivered to the Custodian pursuant to Section 2.01.

          Servicing Officer: Any officer of the Company involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

          Sub-pool 1a Mortgage Loans: Adjustable rate Mortgage Loans listed in Exhibit A-2 hereto.

          Sub-pool 1b Mortgage Loans:   Adjustable rate Mortgage Loans listed
in Exhibit A-3 hereto.

          Sub-pool 1c Mortgage Loans: Adjustable rate Mortgage Loans listed in Exhibit A-4 hereto.

          Subservicer:   Any Subservicer  which is subservicing  the Mortgage
Loans pursuant to a Subservicing Agreement meeting the qualifications set forth in Section 4.01.

          Subservicing  Agreement:   An agreement between  the Company  and a
Subservicer for the servicing of the Mortgage Loans.

          Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the certificate holders under a REMIC or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

          Underwriting Guidelines:   The Seller's underwriting  guidelines as
set forth on Exhibit H attached hereto.

          Whole Loan Transfer: The sale or transfer of some or all of the Mortgage Loans to a third party purchaser in a whole loan transaction pursuant to a seller's warranties and servicing agreement or a participation and servicing agreement, retaining the Servicer as "servicer" thereunder.



                                  ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;

                   BOOKS AND RECORDS; CUSTODIAL AGREEMENT;

                            DELIVERY OF DOCUMENTS



          Section 2.01   Conveyance of Mortgage Loans;   Possession of
               Mortgage Files; Maintenance of Servicing Files.

          The Company, simultaneously with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the Mortgage Loans. Pursuant to Section 2.03, the Company has delivered the Mortgage Loan Documents to the Custodian.

          The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian. The possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. Each Servicing File shall be segregated from the other books and records of the Company and shall be marked appropriately on the Company's servicing system to reflect clearly the sale of the related Mortgage Loan to the Purchaser. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03,
3.05 or 6.02.

          Section 2.02   Books and Records; Transfers of Mortgage Loans.

          From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans including but not limited to all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

          The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques.

          The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

          The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note on its books and records any transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that (i) the transferee will not be deemed to be a
Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer and an assignment and assumption of this Agreement in the form of Exhibit G hereto executed by the transferee shall have been delivered to the Company, and (ii) in no event shall there be more than five Persons at any given time having the status of "Purchaser" hereunder. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

          Section 2.03   Custodial Agreement; Delivery of Documents .

          Pursuant to a bailee agreement (the "Bailee Agreement"), dated as of October 10, 1997, by and between Company and Custodian in the form attached hereto as Exhibit K, the Company shall use its best efforts to deliver to the Custodian at least six (6) Business Days prior to the Closing Date those Mortgage Loan Documents as required by the Custodial Agreement with respect to each Mortgage Loan a list of which is attached as Exhibit C-1 hereto, provided that, in no event shall the Company deliver such documents less than two (2) Business Days prior to the Closing Date.

          The Custodian has certified its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Purchaser shall be responsible for maintaining the Custodial Agreement and shall pay all fees and expenses of the Custodian.

          The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.



                                 ARTICLE III

                       REPRESENTATIONS AND WARRANTIES;
                             REMEDIES AND BREACH


          Section 3.01   Company Representations and Warranties.

          The Company represents and warrants to the Purchaser that as of the Closing Date:

          (a) Due Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

          (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

          (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company's charter or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

          (d) Ability to Service. The Company is an approved servicer of conventional residential mortgage loans for FNMA, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to service mortgage loans for FNMA, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with FNMA eligibility requirements or which would require notification to FNMA;

          (e) Reasonable Servicing Fee. The Company acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

          (f) Ability to Perform. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

          (g) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

          (h) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

          (i) Pool 1 Mortgage Loan Characteristics. The Pool 1 Mortgage Loans have a maturity from the date of origination of at least 15 years and no more than 30 years. The Pool 1 Mortgage Loans have a net weighted average margin of 4.931%. The average weighted periodic Mortgage Interest Rate cap on the Pool 1 Mortgage Loans as of the Cut-off Date was 2.81%. The average weighted lifetime Mortgage Interest Rate cap on the Pool 1 Mortgage Loans as of the Cut-off Date was 16.22%. The weighted average Interest Rate Adjustment Date as of the Cut-off Date was July 1, 1999. The average outstanding principal balance of the Pool 1 Mortgage Loans on the Cut-off Date was $316,844,939. With
     respect to Sub-pool 1a Mortgage Loans, the Mortgage Interest Rate payable by the Mortgagor is subject to adjustment after the initial two year period. With respect to Sub-pool 1b Mortgage Loans, the Mortgage Interest Rate payable by the Mortgagor is subject to adjustment after the initial three year period. The Pool 1 Mortgage Loans have a weighted average maturity of approximately 358 months. With respect to the aggregate unpaid principal balance of all the Pool 1 Mortgage Loans, the Mortgaged Properties are located as follows: (i) 13.2% of the Mortgaged Properties are located in California; (ii) 9.1% of the Mortgaged Properties are located in Massachusetts; (iii) 6.7% of the Mortgaged Properties are located in Illinois; and the remaining Mortgaged Properties are geographically dispersed. With respect to both aggregate outstanding principal balance and numerical count of all the Pool 1 Mortgage Loans, (a) no more than 6.2% are secured by real property improved by two- to four-family dwellings, (b) no more than 4.5% are secured by real property improved by individual condominium units, (c) no more than 7.6% are secured by real property improved by an individual unit in a planned unit development, and (d) at least 81.6% are secured by real property with a one-family residence erected thereon. With respect to the aggregate unpaid principal balance of the Pool 1 Mortgage Loans at the time of origination, (a) no more than 2.8% of the Mortgaged Properties were owner-occupied second homes, (b) no more than 5.8% of the Mortgaged Properties were investor properties and
     (c) at least 91.4% of the Mortgaged Properties were owner-occupied primary residences. With respect to the aggregate unpaid principal balance of the Pool 1 Mortgage Loans, (a) no more than 44.6% are "cash-out" refinance mortgage loans, (b) no more than 11.2% are rate and term refinance mortgage loans and (c) at least 44.2% are purchase money mortgage loans. No Pool 1 Mortgage Loan contains a negative amortization provision. No Pool 1 Mortgage Loan contains a provision whereby the Mortgagor can convert his mortgage loan to a fixed rate instrument.

          (j) Credit Grades for Pool 1 Mortgage Loans. With respect to the aggregate unpaid principal balance of all the Sub-pool 1a Mortgage Loans, the Mortgage Loans have the following Credit Grades: (i) 22.3% of the Mortgage Loans are Credit Grade AA; (ii) 31.5% of the Mortgage Loans are Credit Grade A; (iii) 34.8% of the Mortgage Loans are Credit Grade B; (iv) 2.8% of the Mortgage Loans are Credit Grade CC; and (v)
     8.6% of the Mortgage Loans are Credit Grade C. With respect to the aggregate unpaid principal balance of all the Sub-pool 1b Mortgage Loans, the Mortgage Loans have the following Credit Grades: (i) 16.5% of the Mortgage Loans are Credit Grade AA; (ii) 34.2% of the Mortgage Loans are Credit Grade A; (iii) 31.6% of the Mortgage Loans are Credit Grade B; (iv) 8.6% of the Mortgage Loans are Credit Grade CC; and (v) 9.1% of the Mortgage Loans are Credit Grade C. With respect to the aggregate unpaid principal balance of all the Sub-pool 1c Mortgage Loans, the Mortgage Loans have the following Credit Grades: (i) 39.6% of the Mortgage Loans are Credit Grade AA; (ii) 32.8% of the Mortgage Loans are Credit Grade A; (iii) 22.7% of the Mortgage Loans are Credit Grade B; (iv) 0.8% of the Mortgage Loans are Credit Grade CC; and (v) 4.4% of the Mortgage Loans are Credit Grade C.

          (k) Pool 1 Mortgage Loans prepayment penalties. With respect to the aggregate unpaid principal balance of all the Sub-pool 1a Mortgage Loans, the Mortgage Loans have the following prepayment penalty percentages: (i) 2.8% of the Mortgage Loans have one year prepayment penalties and (ii) 5.9% of the Mortgage Loans have two year prepayment penalties. With respect to the aggregate unpaid principal balance of the Sub-pool 1a Mortgage Loans, the Mortgage Loans have a weighted average prepayment penalty term of 1.97 years. With respect to the aggregate unpaid principal balance of all the Sub-pool 1b Mortgage Loans, the Mortgage Loans have the following prepayment penalty percentages: (i) 2.8% of the Mortgage Loans have one year prepayment penalties; (ii) 5.9% of the Mortgage Loans have two year prepayment penalties; (iii) 26.6% of the Mortgage Loans have three year prepayment penalties and (iv) 18.4% of the Mortgage Loans have five year prepayment penalties. With respect to the aggregate unpaid principal balance of the Sub-pool 1b Mortgage Loans, the Mortgage Loans have a weighted average prepayment penalty term of 3.47 years. With respect to the aggregate unpaid principal balance of all the Sub-pool 1c Mortgage Loans, the Mortgage Loans have the following prepayment penalty percentages: (i) 17% of the Mortgage Loans have one year prepayment penalties; (ii) 1.3% of the Mortgage Loans have two year prepayment penalties; (iii) 22.1% of the Mortgage Loans have three year prepayment penalties and (iv) 10.1% of the Mortgage Loans have five year prepayment penalties. With respect to the aggregate unpaid principal balance of the Sub-pool 1c Mortgage Loans, the Mortgage Loans have a weighted average prepayment penalty term of 2.95 years.

          (l) Pool 2 Mortgage Loan Characteristics. The Pool 2 Mortgage Loans have a maturity from the date of origination of at least 15 years and no more than 30 years. The average principal balance of the Pool 2 Mortgage Loans on the Cut-off Date was $83,281,651. The Pool 2 Mortgage Loans have a weighted average maturity of approximately 280 months. With respect to the aggregate unpaid principal balance of all the Pool 2 Mortgage Loans, the Mortgage Loans have the following Credit Grades:
     (i) 31.9% of the Mortgage Loans are Credit Grade AA; (ii) 35.9% of the Mortgage Loans are Credit Grade A; (iii) 25.8% of the Mortgage Loans are Credit Grade B; (iv) 1.5% of the Mortgage Loans are Credit Grade CC; (v) 5% of the Mortgage Loans are Credit Grade C. With respect to the aggregate unpaid principal balance of all the Pool 2 Mortgage Loans, the Mortgage Loans have the following prepayment penalty percentages: (i) 9.2% of the Mortgage Loans have one year prepayment penalties; (ii) 6.2% of the Mortgage Loans have two year prepayment penalties; (iii) 43.8% of the Mortgage Loans have three year prepayment penalties and (iv) 27.4% of the Mortgage Loans have five year prepayment penalties. With respect to the aggregate unpaid principal balance of all the Pool 2 Mortgage Loans, the Mortgaged Properties are located as follows: (i) 18.2% of the Mortgaged Properties are located in California; (ii) 14.4% of the Mortgaged Properties are located in Florida; (iii) 6.7% of the Mortgaged Properties are located in New York; and the remaining Mortgaged Properties are geographically dispersed. With respect to both aggregate outstanding principal balance and numerical count of all the Pool 2 Mortgage Loans, (a) no more than 8.2% are secured by real property improved by two- to four-family dwellings, (b) no more than 2.3% are secured by real property improved by individual condominium units, (c) no more than 6.1% are secured by real property improved by an individual unit in a planned unit development, and (d) at least 85.7% are secured by real property with a one-family residence erected thereon. With respect to the aggregate unpaid principal balance of the Pool 2 Mortgage Loans at the time of origination, (a) no more than 0.9% of the Mortgaged Properties were owner-occupied second homes, (b) no more than 7.7% of the Mortgaged Properties were investor properties and (c) at least 91.4% of the Mortgaged Properties were owner-occupied primary residences. With respect to the aggregate unpaid principal balance of the Pool 2 Mortgage Loans, (a) no more than 65.8% are "cash-out" refinance mortgage loans, (b) no more than 14.8% are rate and term refinance mortgage loans and (c) at least 19.3% are purchase money mortgage loans.

          (m)  Sale  Treatment.     The  Company  has  determined   that  the
     disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

          (n) Financial Statements. The Company has delivered to the Purchaser (i) audited financial statements as to its last three complete fiscal years and (ii) unaudited financial statements as to any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Company and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the Mortgage Notes thereto. In addition, the Company has delivered information as to its loan gain and loss experience for the immediately preceding three-year period, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered is true and correct in all material respects. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Company has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

          (o) No Brokers' Fees. The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

          (p) Fair Consideration. The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans; and

          (q) Accuracy of Statements. The information contained in the Mortgage Loan Schedule and all information provided regarding delinquencies in the Mortgage Loans are true and correct in all material respects. Neither the Mortgage Loan Schedule nor the Mortgage File nor any other document furnished in connection with this transaction contains any untrue statement of fact by Company or its affiliates, or omits to state a fact, necessary to make the statements of Company or its affiliates contained therein not materially misleading.

          Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans.

          With respect to each Mortgage Loan, Company represents and warrants to, and covenants with Purchaser as follows as of the Closing Date on which such Mortgage Loan is sold:

          (a) Title to Mortgage Loans. Company has good title to and is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and Company has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loans to Purchaser free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation or, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement, and following the sale of each Mortgage Loan, Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest.

          (b) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the Company under this Agreement have been delivered to the Custodian. The Company is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to the Custodian;

          (c) Accuracy of the Mortgage Loan Schedule. The Mortgage Loan is as described in the Mortgage Loan Schedule delivered by Company to Purchaser, and the information contained in the Mortgage Loan Schedule is true and correct in all material respects as of the Closing Date.

          (d) Payments. Except as set forth in Exhibit I (which Mortgage Loans shall not exceed 1.5% of the total outstanding principal balance of the Mortgage Loans as of the Cut-off Date (the "Defaulted Mortgage Loans")), as of the Closing Date, no Mortgage Loan is 30 or more days delinquent as to principal and interest payments (determined on a contractual basis). Except for the Defaulted Mortgage Loans, no Mortgage Loan will have been 30 or more days delinquent as to principal and interest payments (determined on a contractual basis) more than once during the 12 months preceding the Closing Date. The first Monthly Payment has been made with respect to the Mortgage Loan (except for one percent (1%) of the total Mortgage Loans as measured against the total outstanding principal balance of all the Mortgage Loans as of the Cut-off Date) on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.

          (e) No Outstanding Charges. At origination, all outstanding taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents previously due and owing had been paid, or an escrow of funds had been established in an amount sufficient to pay for every such item which remained unpaid and which had been assessed but was not yet due and payable. To the best of Company's knowledge as of the Closing Date, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Company has not advanced funds, or induced or solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of principal or interest required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever occurred later, to the day which precedes by one month the Due Date of the first Monthly Payment.

          (f) Original Terms Unmodified. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of Purchaser. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent, required by the policy, and which assumption agreement is part of the Mortgage Loan File.

          (g) Absence of Defenses. The Mortgage Loan and the Mortgage Note are not subject to any right of rescission, set-off, counterclaim, or defense (including the defense of usury), based on the invalidity or unenforceability of the Mortgage Note and/or Mortgage or on any conduct of Company or any of its officers, employees, representatives, Affiliates or assignors in origination or servicing the Mortgage Loan prior to the Closing Date, nor will the operations of any of the terms of the Mortgage Loan or the Mortgage Note, or the exercise of any right thereunder, render the Mortgage Loan or the Mortgage Note unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim, or defense with respect thereto. No such right of recission, set-off, counterclaim or defense has been asserted to Company or, to Company's knowledge, has been asserted to any other person and, no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. The making of the Mortgage Loan did not violate any existing court order and was in compliance with any statutes, rules and regulations.

         (h) Hazard Insurance. Pursuant to the terms of the Mortgage, all improvements upon the Mortgaged Property are insured by an insurer acceptable to FNMA against loss by fire and such other risks as are usually insured against in the broad form of extended coverage hazard insurance available from time to time, including flood hazards if upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and if flood insurance was required by federal regulation and such flood insurance has been made available). All such insurance policies (collectively, the "hazard insurance policy") meet the requirements of the current guidelines of the Federal Insurance Administration, conform to the requirements of the FNMA Servicers' Guide, and are a standard policy of insurance for the locale where the Mortgaged Property is located. The amount of the insurance is at least in the amount of the full insurable value of the Mortgaged Property on a replacement cost basis or the unpaid balance of the Mortgage Loan, whichever is less. The hazard insurance policy names (and will name) the Mortgagor as the insured and contains a standard mortgagee loss payable clause in favor of Company (or Company's servicer) and it successors and assigns. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance policy, provided that the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer. The hazard insurance policy is in full force and effect, and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the transactions contemplated by this Agreement. Company has not engaged in, and has no knowledge of the Mortgagor's or any subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsements provided for therein, or the validity and binding effect of either. To the Company's best knowledge, in connection with the issuance of the hazard insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity. No such unlawful items have been received, retained or realized by Company.

          (i) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate closing procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its possession available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. The consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations.

          (j) No  Satisfaction of  Mortgage or Mortgage  Note.   Neither the
     Mortgage nor the Mortgage Note has been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor.

          (k) Location  and  Type  of  Mortgaged  Property.    Each  of  the
     Mortgaged Properties is located in the United States and consists of a single parcel of real property with a single family residence erected thereon, or a two to four-family dwelling, a townhouse, a manufactured home, or an individual condominium unit in a high-rise or low-rise condominium project, or an individual unit in a planned unit development. Any unit in a planned unit development or condominium project shall conform with the Company's requirements regarding such dwellings and no residence or dwelling is a mobile home (the term "mobile home" shall not include a manufactured dwelling), nor is any Mortgaged Property used for commercial purposes. The Mortgaged Property is either a fee simple estate or a long-term residential lease. If the Mortgage Loan is secured by a long-term residential lease, (A) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent (or the lessor's consent has been obtained and such consent is in the Mortgage
     File) and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; (B) the terms of such lease do not (i) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (ii) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy relating to the Mortgaged Property; (C) the original term of such lease is not less than 15 years; (D) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (E) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is a widely accepted practice.

          (l) Valid Lien. Except as set forth on Exhibit L, the Mortgage for any Mortgage Loan creates a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, and includes all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to "Permitted Exceptions," which consists of the following:

               (1) the lien of current real property taxes and assessments not yet due and payable;

               (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan; and

               (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

     Except as set forth on Exhibit L, any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan established and created a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and Company has full right to sell and assign the same to Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loans, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien, subordinate to the lien of the Mortgage.

          (a) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and every other agreement, if any, executed and delivered by the Mortgagor in connection with the Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and each other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and each other such related agreement, and the Mortgage Note, the Mortgage and each other such related agreement have been duly and properly executed by the respective Mortgagors. Company has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. To the best of Company's knowledge after reasonable inquiry, the documents, instruments and agreements submitted for Mortgage Loan underwriting were not falsified by any party and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. To the best of Company's knowledge, no fraud was committed by any party in connection with the origination of the Mortgage Loan.

          (b) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

          (c) Doing Business. All parties which have had any interest (other than interests created by this transaction) in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state where the Mortgaged Property is located, except where failure to comply with such licensing requirements will not adversely affect Purchaser's interest in the Mortgage Loan, all parties were (2)(a) organized under the laws of such a state, or (b) qualified to do business in such state, or (c) federal savings and loan associations, savings banks, or national banks having principal offices in such state, or
          (d) not doing business in such state.

          (d)  LTV.   No Pool 1  Mortgage Loan had  at origination a  loan to
          value ratio  in excess  of 95%.   No  Pool 2  Mortgage Loan  had at
          origination a loan to value ratio in excess of 95%.

          (e) Title Insurance. The Mortgage Loan is covered by either (a) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to FNMA, or (b) an ALTA lender's title insurance policy or (c) a CLTA lender's title insurance policy or other generally acceptable form of policy of insurance issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Company, its successors and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan subject only to the Permitted Exceptions, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of such lender's title insurance policy. Company, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in full force and effect upon the sale of the Mortgage Loan to Purchaser. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including Company, has done anything which would impair the coverage of such lender's title insurance policy. In connection with the issuance of such lender's title insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Company.

          (f) No Defaults. Except as set forth on Exhibit I, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note or related documents and no event which, with the passage of time or with notice and the expiration of any applicable grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Company nor its predecessors have waived any default, breach, violation or event of acceleration.

          (g) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

          (h) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, no improvements on adjoining properties to which value was assigned encroach upon the Mortgaged Property; further, the value of the Mortgaged Property is not diminished by any improvements on adjoining properties which encroach the Mortgaged Property. No improvement located on or being part of the Mortgaged Property (upon which value was given in determining the Appraised Value) is in violation of any applicable zoning law or regulation; provided, that in no event shall a legal nonconforming use of the Mortgaged Property be considered a violation of any such zoning law or regulation.

          (i) Payment Terms. Except for the Mortgage Loans listed on Exhibit J, and any balloon Mortgage Loans (i) for Pool 2 Mortgage Loans, the Mortgage Note is payable on the first day of each month in equal monthly installments (other than the last payment) of principal and interest; and (ii) for Pool 1 Mortgage Loans, the Mortgage Interest Rate is adjusted and the Mortgage Note is payable on the first day of each month and during an adjustment period or initial period, in equal monthly installments of principal and interest. All required notices of interest rate and payment amount adjustment have been sent to the Mortgagor on a timely basis and the computations of such adjustments were properly calculated. Installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from inception of the Mortgage Loan. All interest rate adjustments applicable to the Mortgage Loans have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

          (j) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial or nonjudicial foreclosure. Upon default by an Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption.

          (k)  Occupancy  of  the  Mortgaged  Property.     All  inspections,
          licenses and certificates required to be made or issued with0 respect to all occupied portions of the Mortgaged Property and with respect to the use and occupancy of the same, including, but not
          limited  to,  certificates  of  occupancy  and  fire   underwriting
          certificates, have been made or obtained from the appropriate authorities unless the failure of the Mortgagor to obtain said inspections, licenses and certificates would not affect the value of the Mortgaged Property or affect the enforceability of the Mortgage. The Mortgaged Properties are lawfully occupied.

          (l) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in the "Valid Lien" representation above.

          (m) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

          (n) Due on Sale. Each Mortgage, together with any such documents as may be required under applicable law, contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, at the option of the mortgagee. This provision provides that the mortgagee cannot exercise its option if either
          (a)  the exercise  of such option  is prohibited by  federal law or
          (b)(i) the Mortgagor causes to be submitted to the mortgagee information required by the mortgagee to evaluate the intended transferee as  if  a new  Mortgage  Loan were  being made  to  such transferee and (ii) the mortgagee reasonably determines that the mortgagee's security will not be impaired by the assumption or such Mortgage Loan by the transferee and that the risk of breach of any covenant or agreement in the documents evidencing such Mortgage Loan is acceptable to the mortgagee. To the best of Company's knowledge, such provision is enforceable.

          (o) Transfer of Mortgage Loans. Each of the Mortgage and the Assignment of Mortgage (upon the insertion of the assignee's name) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located, and each Mortgage has been delivered to the appropriate recorder's office for recording. Each Assignment of Mortgage (upon the insertion of the assignee's name) shall be sufficient to effect the transfer of Company's security interest in the corresponding Mortgaged Property.

          (p) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Company, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor, nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

          (q) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest readjustment feature or rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Purchaser, FNMA or FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

          (r) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property for which the Company has either received service of process or actual notice. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, water, tornado or other casualty so as to adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and Company has no knowledge of any such proceedings in the future.

          (s) Collection Practices; Escrow Deposits. The origination, servicing and collection practices used by Company with respect to the Mortgage Loans have been in accordance with Accepted Servicing Practices and are in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments for Escrow Mortgage Loans, all such payments are in possession of Company or the servicer of such Mortgage Loan and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. With respect to Escrow Mortgage Loans, all Escrow Payments have been collected in full compliance with state and federal law. With respect to Escrow Mortgage Loans, unless prohibited by applicable law, an escrow of funds has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. With respect to Escrow Mortgage Loans, no escrow deposits or Escrow Payments or other charges or payments due Company have been added to the outstanding principal balance on the Mortgage Loan Schedule.

          (t) Appraisals. Company has delivered to Purchaser an appraisal of the Mortgaged Property signed prior to the approval of the Mortgage application by the qualified appraiser, who (i) is licensed in the state where the Mortgaged Property is located, (ii) has no interest, direct or indirect, in the Mortgaged Property or in any Mortgage Loan or the security therefor, and (iii) does not receive compensation that is affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

          (u) Soldier's and Sailor's Relief Act. The Mortgagor has not notified Company and Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldier's and Sailor's Civil Relief Act of 1940.

          (v) Environmental Matters. To the best of the Company's knowledge, there exists no violation of any local, state or federal environmental law, rule or regulation in respect of the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. Company has no knowledge of any pending action of proceeding directly or indirectly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is in issue; and, to the best of Company's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Mortgaged Property.

          (w) Mortgagor Acknowledgment. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate Mortgage Loans. Company shall maintain or cause to be maintained such statement in the Mortgage File.

          (x) No Construction Mortgage Loans. The Mortgage Loan was not made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property.

          (y) Selection. The Mortgage Loans were not intentionally selected for inclusion under this Agreement from among Company's mortgage loan portfolio on any basis which would have an adverse effect on the interests of Purchaser.

          (z) Circumstances Affecting Value, Marketability or Prepayment. Except as otherwise disclosed to Purchaser in writing, Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, or the Mortgagor's credit standing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan, other than the economic and geological conditions generally and specifically applicable to the area in which the Mortgaged Property is located, or cause the Mortgage Loan to become delinquent.

          (aa) Riegle Act. Except as disclosed on the Mortgage Loan Schedule, none of the Mortgage Loans are classified as "high cost" Mortgage Loans under Section 32 of the Home Ownerships and Equity Protection Act of 1994.

          (bb) REMIC Status.   The Mortgage Loan is a  qualified mortgage for
          inclusion in a "real estate mortgage investment conduit" for federal income tax purposes.

          (cc) Origination. Each of the Mortgage Loans meets the underwriting standards of Company set forth in Exhibit H to this Agreement, and were underwritten in strict accordance therewith. Each Loan was originated in accordance with Section 3(a)(41)(A)(ii) of the Securities Exchange Act of 1934 by the Company (or if generated on behalf of Company, by a person other than Company which is subject to the same standards and procedures used by Company in originating mortgage loans directly or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution which is supervised and examined by a Federal or State authority. The Mortgage Note, the Mortgage and all other documents contained in the Mortgage Loan Files are on FNMA or FHLMC uniform instruments or are on forms acceptable to FNMA or FHLMC or on forms acceptable in the secondary market. To the best of Company's knowledge after reasonable inquiry, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact and do not omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. Company has not made any representations to the Mortgagor that are inconsistent with the mortgage instruments used.

          (dd) Genuineness of Signatures. Each of the documents in the Mortgage Loan File is genuine and contains genuine signatures. Each document that Purchaser requires to be an original document is an original document. All certified copies of original documents are true copies and meet the applicable requirements and specifications of this Agreement and any other written requirements that Purchaser has reasonably made of Company.

          (ee) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust' and such "living trust" is in compliance with the guidelines established by prudent mortgage lending institutions.

          Section 3.03   Purchaser Representations and Warranties

          As of the date hereof, and as of the Closing Date, Purchaser represents and warrants as follows:

          (a) Organization. Purchaser is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified and authorized to transact business in, and is in good standing under the laws of , each jurisdiction in which such qualification is required for Purchaser to do business. Purchaser has the requisite corporate power and authority to own and operate its properties, to carry on its business as it is now being conducted, to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

          (b) Authorization of this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except that such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principle of equity.

          (c)  Ordinary   Course  of  Business.    The  consummation  of  the
     transactions contemplated by this Agreement are in the ordinary course of business of the Purchaser.

          (d) No Conflict or Violation. The execution and delivery of this Agreement by Purchaser does not, and the performance of this Agreement by Purchaser will not, (i) result in a violation of or conflict with any provisions of the charter or by-laws or equivalent governing instruments of Purchaser, (ii) violate any law, rule, regulation, code, ordinance, judgment, injunction, order, writ, decree, or ruling applicable to Purchaser, or (iii) conflict with or violate any agreement, permit, concession, grant, franchise, license, or other governmental authorization or approval necessary for purchase of the Loans by Purchaser. No regulatory approvals or consents are required with respect to Purchaser's consummation of the transactions contemplated by this agreement.

          (e) Litigation No action, suit, proceeding, or governmental investigation or inquiry is currently pending, or to the knowledge of Purchaser, threatened against Purchaser which, if adversely determined, would have a material adverse effect on the business, combined assets or financial condition of Purchaser or on the Loans or would prevent the consummation of the transactions contemplated by this Agreement.

          (f) Financial Condition. Purchaser has previously furnished Company with Purchaser's most recent unaudited financial statements, which have been prepared in accordance with generally accepted accounting principles. Each of the balance sheets included in the financial statements sets forth Purchaser's financial condition as of the date thereof, and there have been no material adverse changes in Purchaser's business or financial conditions since that date.

          (g) Ability to Perform; Solvency. Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Purchaser is solvent and the purchase of the Mortgage Loans will not cause Purchaser to become insolvent.

          (h) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Purchaser of or compliance by Purchaser with this Agreement or the Mortgage Loans, or the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

          Section 3.04   Remedies   for   Breach   of   Representations   and
Warranties.

          It is understood and agreed that the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser, or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (in the case of any of the foregoing, a "Breach"), the party discovering such Breach shall give prompt written notice to the other.

          Within 60 days of the earlier of either discovery by or notice to the Company of any Breach of a representation or warranty, the Company shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Company shall, at the Purchaser's option and subject to Section 3.05, repurchase such Mortgage Loan at the
Repurchase Price. In the event that a Breach shall involve any representation or warranty set forth in Sections 3.01, and such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such Breach, all of the Mortgage Loans shall, at the Purchaser's option and subject to Section 3.05, be repurchased by the Company at the Repurchase Price. However, if the Breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such Breach within 120 days of the Closing Date, the Company shall, at the Purchaser's option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the Closing Date. If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.04 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

          At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section
2.03, with  the  Mortgage Note  endorsed  in a  manner  as specified  by  the
Purchaser.  No  substitution will  be made  in any calendar  month after  the
Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. For the month of substitution, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

          For  any  month  in  which  the  Company  substitutes  a  Qualified
Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate outstanding principal balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

          In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a Breach of the Company representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this Section 3.04 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.04 constitute the sole remedies of the Purchaser respecting a Breach of the foregoing representations and warranties.

          Any cause of action against the Company relating to or arising out of the Breach of any representations and warranties made in Sections 3.01 and
3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such Breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such Breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

          Section 3.05 Restrictions and Requirements Applicable in the Event that a Mortgage Loan is Acquired by a REMIC.

          In  the  event  that   any  Mortgage  Loan  is  held  by  a  REMIC,
notwithstanding any contrary provision of this Agreement, the following provisions shall be applicable to such Mortgage Loan:

          (A)  Repurchase of Mortgage Loans.

          With respect to any Mortgage Loan that is not in default or as to which no default is imminent, no repurchase or substitution pursuant to
Section 3.05 or 7.02 shall be made, unless, if so required by the applicable REMIC Documents the Company has obtained an Opinion of Counsel to the effect that such repurchase will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

          (B)  Tax Returns.

          (1) With respect to the Mortgage Loans serviced by the Company under this Agreement, the Company covenants and agrees that it shall cooperate and provide any and all information to enable the trustee or other responsible party to perform all of the following duties: (a) prepare, file and sign all Tax Returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting when and as required by the REMIC Provisions and other applicable federal income tax laws; (b) make an election, on behalf of the REMIC to be treated as a REMIC on the Tax Returns of the REMIC for its first taxable year, in accordance with the REMIC Provisions; (c) prepare and file or cause to be prepared and filed, and deliver, any and all Tax Returns, information statements or other filings required to be delivered to any governmental taxing authority, or to any owner thereunder, pursuant to any applicable federal, state or local tax law with respect to the REMIC or the certificates issued thereunder and the transactions contemplated thereby; (d) cause to be provided to the owner thereunder such data necessary for their original issue discount computations and market discount computations with respect to the certificates issued thereunder for federal income tax purposes as the owner thereunder may reasonably request from time to time; (e) conduct the affairs of the REMIC so as to maintain the status thereof as a REMIC under the REMIC Provisions; (f) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC; (g) make any election required by the REMIC Provisions to treat as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code all property that the REMIC has acquired or will acquire that may qualify as such foreclosure property; (h) cause to be provided notice to the holders of any certificates issued thereunder of the existence of the restrictions on transfers and exchange provided under the REMIC documents; (i) cause to be provided information necessary for the computation of tax imposed on the transfer of a residual certificate issued thereunder to a Disqualified Organization, or an agent of a Disqualified Organization, provided that the reasonable cost of computing and furnishing such information may be charged to the person liable for such tax; and (j) in a timely manner cause to be paid the amount of any and all federal, state and local taxes imposed on the REMIC or its respective assets or transactions including, without limitation,
(i) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (ii) any tax on contributions to a REMIC after the closing date of such REMIC imposed under
Section 860G(d) of the Code and (iii) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code.

          (2) Within 30 days after the closing date of any REMIC, if so required by the applicable REMIC Documents, the Company shall cooperate and provide any and all information necessary or helpful to enable the trustee or other responsible party to prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the REMIC. The trustee or other responsible party shall sign such returns and is hereby indemnified and held harmless by the Company with respect to any tax or liability arising from the trustee's or other responsible party's signing such information returns to the extent that such tax or liability results from information provided by or on behalf of the Company or information that should have been provided by or on behalf of the Company.

          (C)  General Servicing Obligations.

          The Company shall sell any REO Property within two years after its acquisition by the REMIC unless (i) the Company applies for an extension of such two-year period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Company obtains for the Purchaser an Opinion of Counsel, addressed to the Purchaser and the Company, to the effect that the holding by the REMIC of such REO Property subsequent to such two year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Company shall either itself or through an agent selected by the Company protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, as the Company deems to be in the best interest of the Company and the Purchaser for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

          (D)  Additional Covenants.

          In addition to the provision set forth in this Section 3.05(C), if a REMIC election is made with respect to the arrangement under which any of the Mortgage Loans or REO Properties are held, then, with respect to such Mortgage Loans and/or REO Properties, and notwithstanding the terms of this Agreement, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

          If a REMIC election is made with respect to the arrangement under which any Mortgage Loans or REO Properties are held, the Company shall amend this Agreement such that it will meet all Rating Agency requirements.


          Section 3.06   Repurchase of Mortgage Loans With First Payment
                         Defaults.

          With respect to any Mortgage Loan, if the related Mortgagor is delinquent with respect to the Mortgage Loans' first Monthly Payment, the Company shall repurchase such Mortgage Loan from the Purchaser in accordance with Section 3.04 hereof, provided however, the Company's obligation to repurchase any Mortgage Loans pursuant to this Section 3.06 shall be limited to the amount exceeding 1% of the outstanding original principal balance of the Mortgage Loans as of the Closing Date.

                                  ARTICLE IV

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS


          Section 4.01   Company to Act as Servicer.

          The Company, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

          Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchasers, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchasers, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

          In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Company.

          If the Company is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the Mortgage or the Mortgage Note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Company shall immediately notify the Purchaser of any such notice from or action by the superior lienholder and of the amount necessary to cure the default or reinstate the superior lien. The Company shall further make recommendations to the Purchaser so as to best protect the Purchaser's interest in and the security of the related Mortgage Loan. If the Purchaser directs the Company to cure a default under or otherwise reinstate a superior lien, the Purchaser will advance to the Company necessary funds to cure the default or reinstate the superior lien. The Company shall thereafter take immediate action to recover from the Mortgagor the amount so advanced. The Purchaser shall notify the Company in writing of any and all action which it requests the Company to take.

          Under normal circumstances, the Company shall take no action whatsoever under this Section 4.01 unless the Purchaser provides such previous written direction to the Company. In the event that the Company reasonably deems that the factual circumstances require prompt action, the Company may (but shall not be obligated to) without notice to the Purchaser, advance the necessary funds to cure the default or reinstate the superior lien so as to best protect the Purchaser's interest. The Company shall thereafter notify the Purchaser of the action taken, including the amount of the advance. The Purchaser shall reimburse the Company for all advances made pursuant to this paragraph. The Company shall thereafter take immediate action to recover from the Mortgagor the amount so advanced.

          The Mortgage Loans may be subserviced by the Subservicer on behalf of the Company provided that the Subservicer is a FNMA-approved servicer or a FHLMC servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by FNMA or for seller/servicers imposed by FHLMC, or which would require notification to FNMA or FHLMC. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee.

          At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company's option, from electing to service the related Mortgage Loans itself. In the event that the Company's responsibilities and duties under this Agreement are terminated pursuant to Section 9.04, 10.01 or 11.02, and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer as soon as is reasonably possible. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

          Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer's fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

          Section 4.02   Liquidation of Mortgage Loans.

          In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices and (3) the Company shall determine prudently to be in the best interest of Purchaser. In the event that any payment due under any Mortgage Loan is not postponed pursuant to
Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings and provide notice thereof to the Purchaser in writing. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless in its good faith business judgment, the Company reasonably believes (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority). If the Company determines not to make a Servicing Advance pursuant to the preceding sentence, then the Company shall deliver an Officer's Certificate setting forth the reasons for such determination.

          Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector, the Company shall cause such inspection to occur. Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

          After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

          Section 4.03   Collection of Mortgage Loan Payments.

          Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and with respect to Escrow Mortgage Loans only, shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

          Section 4.04   Establishment of and Deposits to Custodial Account.

          The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more
Custodial Accounts, in the form of time deposit or demand accounts, titled "Option One Mortgage Corporation in trust for the Purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 1997-LB/00". The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit D-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

          The Company shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Company:

          (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

          (ii) any principal prepayment penalties received in connection with the Mortgage Loans;

         (iii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

          (iv)  all Liquidation Proceeds;

          (v) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14),
Section 4.11 and Section 4.14;

         (vi) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

        (vii) any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 4.09, 6.01 or 6.02;

       (viii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.04, or 3.06 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

        (ix) any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

         (x) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.15.

          The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (x) late payment charges, (y) assumption fees and (z) Servicing Fees and ancillary income which are payable solely from the interest portion of Monthly Payments, insurance proceeds, condemnation proceeds or Liquidation Proceeds need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to
Section 4.05.

          Section 4.05   Permitted Withdrawals From Custodial Account.

          The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

          (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

         (ii) to reimburse itself for unreimbursed Servicing Advances, the Company's right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan (a) being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan and (b) if, after the liquidation of such Mortgage Loan, such payments are insufficient to satisfy such unreimbursed Servicing Advances then the Company may seek reimbursement from other amounts in the Custodial Account, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser except where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.04, 3.05 or 6.02, in which case the Company's right to such reimbursement shall be subsequent to the payment to the Purchasers of the Repurchase Price pursuant to such Sections and all other amounts required to be paid to the Purchasers with respect to such Mortgage Loan;

         (iii) to   pay  itself  interest  on  funds  deposited  in  the
Custodial Account;

          (iv) to   reimburse   itself   for   expenses   incurred   and
reimbursable to it pursuant to Section 9.01;

           (v) to pay any amount required to be paid pursuant to Section 4.15 related to any REO Property, it being understood that in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

          (vi) to clear and terminate the Custodial Account upon the termination of this Agreement; and

         (vii) to withdraw funds deposited in error.

          In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

          Section 4.06   Establishment of and Deposits to Escrow Account.

          The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Option One Mortgage Corporation, in trust for the Purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 1997-LB/00, and various Mortgagors". The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the
Escrow Account may  be drawn  on by  the Company in  accordance with  Section
4.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit E-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit E-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

          The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

          (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

         (ii)   all   amounts   representing    Insurance   Proceeds   or
Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

          The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

          Section 4.07   Permitted Withdrawals From Escrow Account.

          Withdrawals from the Escrow Account or Accounts may be made by the Company only:

          (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

          (ii) to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

         (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

          (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

          (v) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

         (vi) to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

        (vii)   to   clear  and  terminate  the  Escrow  Account  on  the
termination of this Agreement; and

        (viii)  to withdraw funds deposited in error.

          Section 4.08   Payment of Taxes, Insurance and Other Charges.

          With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Company shall use commercially reasonable efforts consistent with Accepted Servicing Practices to determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and (a) with regard to Escrow Mortgage Loans, shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments, and (b) with regard to Non-Escrow Mortgage Loans, the Company shall make advances from its own funds to effect any such delinquent payments to avoid the lapse of insurance coverage on the Mortgaged Property or to avoid the imposition of a tax lien; provided, however, that notwithstanding anything contained herein to the contrary, if a tax lien is imposed on any Mortgaged Property and the taxing authority forecloses on such Mortgaged Property, the Company shall repurchase the related Mortgage Loan pursuant to the procedures set forth in Section 3.04.

          Section 4.09   Protection of Accounts.

          The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be withheld unreasonably, provided, however, if the Purchaser does not respond within 30 days after receipt of request for consent, the Purchaser shall have been deemed to consent to such transfer.

          The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

          Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Company be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Company shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Company) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Company in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Company and may be withdrawn at any time by the Company. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Company out of its own funds immediately as realized.

          Section 4.10   Maintenance of Hazard Insurance.

          The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated B:III or better in the current Best's Key Rating Guide ("Best's") against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

          If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated B:III or better in Best's in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the FNMA Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor's behalf.

          If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current FNMA requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

          The Company shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

          In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall, at its discretion, communicate with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

          All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

          The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are rated B:III or better in Best's and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

          Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

          Section 4.11   Maintenance of Mortgage Impairment Insurance.

          In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account or Escrow Account subject to withdrawal pursuant to Sections 4.05 or
4.14. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Company's funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

          Section 4.12 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

          The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Mortgage-Backed Securities Selling and Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide. Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

          Section 4.13   Inspections.

          The Company shall inspect the Mortgaged Property as often as deemed necessary by the Company to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices. The Company shall keep a written report of each such inspection.

          Section 4.14   Restoration of Mortgaged Property.

          The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, with respect to claims of $5000 or more, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

          (i)   the  Company   shall  receive   satisfactory  independent
verification of completion of repairs and issuance of any required approvals with respect thereto;

          (ii) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

          (iii) the Company shall verify that the Mortgage Loan is not 60 or more days delinquent; and

          (vi) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

          With respect to claims of less than $5000, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

          (i)   the   related  Mortgagor   shall  provide   an  affidavit
verifying the completion of repairs and issuance of any required approvals with respect thereto;

          (ii) the Company shall verify the total amount of the claim with the applicable insurance company; and

          (iii) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

          If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

          Section 4.15   Title, Management and Disposition of REO
                         Property.

          In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

          The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

          The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within two years after title has been taken to such REO Property, unless (i)
(A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Company and Purchaser shall be entered into with respect to such purchase money mortgage.

          The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

          The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees, and on the Remittance Date immediately following the date on which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

          The Company shall advance funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, a Subservicer, or the Company itself which advances shall be deemed "Servicing Advances" for the purposes hereunder. The REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located. The Company shall make monthly distributions on each Remittance Date to the Purchasers of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in the Section 4.15 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

          Notwithstanding the foregoing, at any time and from time to time, the Purchaser may at its election terminate this Agreement with respect to one or more REO Properties as provided by Section 11.02.

          Section 4.16   Real Estate Owned Reports.

          Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company's efforts in connection with the sale of such REO Property and any rental of such REO
Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

          Section 4.17   Liquidation Reports.

          Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

          Section 4.18   Notification of Adjustments.

          With respect to each Pool I Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Company shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Company or the receipt of notice from the Purchaser that the Company has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

          Section 4.19 Reports of Foreclosures and Abandonments of Mortgaged Property.

          Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

          Section 4.20   Monthly Advances by Servicer.

          Subject to Section 7.03, the Servicer shall have no obligation to advance any amounts constituting delinquent principal and interest payments with respect to the Mortgage Loans.

                                  ARTICLE V

                            PAYMENTS TO PURCHASER

          Section 5.01   Remittances.

          On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to
Section 4.05).

          With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

          Section 5.02   Statements to Purchaser.

          Not later than the Remittance Date, the Company shall furnish to the Purchaser a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit F annexed hereto in hard copy and electronic medium mutually acceptable to the parties as to the preceding remittance and the period ending on the preceding Determination Date.

          In addition, not more than 60 days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

          Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Company pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

          The Company shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide each Purchaser with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

          Section 5.03   Due Dates Other Than the First of the Month.

          Mortgage Loans having Due Dates other than the first day of a month, including Mortgage Loans permitting semi-annual amortization of principal, shall be accounted for as described in this Section 5.03. Any payment due on a day other than the first day of each month shall be considered due on the first day of the month in which that payment is due as if such payment were due on the first day of said month. For example, a payment due on August 15 shall be considered to be due on August 1 of said month. With respect to a Mortgage Note permitting semi-annual amortization of principal, the Company shall be required to remit monthly scheduled principal and interest based on a monthly amortization schedule. Any payment collected on a Mortgage Loan after the Cut-off Date shall be deposited in the Custodial Account. For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the payment due on the first of the month following the Cut-off Date.


                                  ARTICLE VI

                         GENERAL SERVICING PROCEDURES

          Section 6.0l   Transfers of Mortgaged Property.

          The Company shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note; provided that, if in the Company's prudent business judgment, it determines that an assumption of the Mortgage Loan is in the best interests of the Purchaser, it shall deliver notice of such determination to the Purchaser and may permit such assumption if approved by the Purchaser. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance or the Purchaser's consent otherwise in accordance with the preceding sentence, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so.

          If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if the Purchaser approves such assumption pursuant to the preceding paragraph, the Company shall enter into
(i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or
(ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement, such assumption fee shall be retained by the Company. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

          To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by the Company with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

          Section 6.02   Satisfaction  of Mortgages  and Release  of Mortgage
                         Files.

          Upon the payment in full of any Mortgage Loan the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.

          If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

          Section 6.03   Servicing Compensation.

          As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment (except for any de minimus amount which shall not exceed $15.00 which is advanced by the Company, except as provided in Section 11.02 herein). The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Company. For defaulted Mortgage Loans, the Company shall be entitled to the Servicing Fee from Liquidation Proceeds in respect to such Mortgage Loan.

          Additional servicing compensation in the form of assumption fees, late payment charges and other ancillary fees shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

          Section 6.04   Annual Statement as to Compliance.

          The Company shall deliver to the Purchaser, on or before July 31 each year beginning July 31, 1998, an Officer's Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) the Company has complied fully with the provisions of
Article II and Article IV, and (iii) to the best of such officer's knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

          Section 6.05   Annual  Independent  Public  Accountants'  Servicing
                         Report.

          On or before July 31st of each year beginning July 31, 1998, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Company which includes an assertion that the Company has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public
Accountants, such representation is fairly stated in all material respects, subject to the exception and other qualifications that may be appropriate.

          On or before July 31st of each year beginning July 31, 1998, at the Purchaser's request the Company, at the Purchaser's expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and
Article IV have been complied with, and that, on the basis of such examination, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

          Section 6.06   Right to Examine Company Records.

          The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.


                                 ARTICLE VII

                    AGENCY TRANSFER; PASS-THROUGH TRANSFER

          Section 7.01 Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, or a Pass-Through Transfer on One or More Reconstitution Dates.

          The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, from time to time (but not more than five (5) times) the Purchaser shall:

          (1)  Effect an Agency Transfer, and/or

          (2) Effect a Pass-Through Transfer, in each case retaining the Company as the servicer thereof, or as applicable the "seller/servicer". On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement.

          The Company shall reasonably cooperate with the Purchaser in connection with any Agency Transfer or Pass-Through Transfer contemplated by the Purchaser pursuant to this Section 7.01. In that connection, the Company shall (a) execute any Reconstitution Agreement within a reasonable period of time after receipt of any Reconstitution Agreement which time shall be sufficient for the Company and Company's counsel to review such Reconstitution Agreement, but such time shall not exceed ten (10) Business Days after such receipt, and (b) provide to FNMA, FHLMC, the trustee or a third party purchaser, as the case may be, subject to any Reconstitution Agreement and/or the Purchaser: (i) any and all information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors (the reasonable out-of-pocket cost of which will be borne by the Purchaser) and counsel or otherwise, as the Purchaser shall reasonably request; (ii) to bring each of the Mortgage Loan representations and warranties current (except for items (a), (c), (r), (v) and (cc) of Section 3.02 and the Company shall only make the representation and warranty contained in Section 3.02(v) current if the related Reconstitution Date occurs within 90 days after the Closing Date) as of the date the Mortgage Loans are being transferred pursuant to a Pass-through Transfer or Agency Transfer, provided that, such Mortgage Loan representations and warranties shall be revised, to the extent allowed or required by the rating agencies and the certificate insurer and acceptable to the Purchaser, to reflect the actual pool of Mortgage Loans being securitized; notwithstanding the foregoing, Company shall, at the time of securitization, be entitled to state certain exceptions to the Mortgage Loan representations and warranties necessary to make same true and correct as of the time of the Pass-through Transfer or Agency Transfer and (iii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably believed necessary by FNMA, FHLMC, the trustee, such third party purchaser, any master servicer, any rating agency or the Purchaser, as the case may be, in connection with such transactions; provided, however, that these items shall not be more onerous than such similar items set forth herein.

          In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to a Reconstitution Date the Company or its designee shall prepare an Assignment of Mortgage in blank from the Company, acceptable to FNMA, FHLMC, the trustee or such third party, as the case may be, for each Mortgage Loan that is part of an Agency Transfer, or Pass-Through Transfer and shall pay all preparation and recording costs associated therewith. The Company shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by FNMA, FHLMC, the trustee or such third party, as the case may be, upon the Company's receipt thereof. Additionally, the
Company shall prepare and execute, at the direction of the Purchaser, any Mortgage Note endorsements in connection with any and all Reconstitution Agreements.

          All Mortgage Loans not sold or transferred pursuant to an Agency Transfer or Pass-Through Transfer and any Mortgage Loans repurchased by the Purchaser pursuant to Section 7.02 hereof, shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

          Section 7.02   Purchaser's Repurchase and Indemnification
                         Obligations.

          Upon receipt by the Company of notice from FNMA, FHLMC or the trustee of a breach of any Purchaser representation or warranty contained in any Reconstitution Agreement or a request by FNMA, FHLMC or the trustee, as the case may be, for the repurchase of any Mortgage Loan transferred to FNMA or FHLMC pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer, the Company shall promptly notify the Purchaser of same and shall, at the direction of the Purchaser, use its best efforts to cure and correct any such breach and to satisfy the requests or concerns of FNMA, FHLMC, or the trustee related to such deficiencies of the related Mortgage Loans transferred to FNMA, FHLMC, or the trustee.

          The Purchaser shall repurchase from the Company any Mortgage Loan transferred to FNMA or FHLMC pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer with respect to which the Company has been required by FNMA, FHLMC, or the trustee to repurchase due to a breach of a representation or warranty made by the Purchaser with respect to the Mortgage Loans, or the servicing thereof prior to the transfer date to FNMA, FHLMC, or the trustee in any Reconstitution Agreement and not due to a breach of the Company's representations or obligations thereunder or pursuant to this Agreement. The repurchase price to be paid by the Purchaser to the Company shall equal that repurchase price paid by the Company to FNMA, FHLMC, or the third party purchaser plus all reasonable costs and expenses borne by the Company in connection with the cure of said breach of a representation or warranty made by the Purchaser and in connection with the repurchase of such Mortgage Loan from FNMA, FHLMC, or the trustee, including, but not limited to, reasonable and necessary attorneys' fees.

          At  the time  of repurchase,  the Custodian  and the  Company shall arrange for the reassignment of the repurchased Mortgage Loan to the Purchaser according to the Purchaser's instructions and the delivery to the Custodian of any documents held by FNMA, FHLMC, or the trustee with respect to the repurchased Mortgage Loan pursuant to the related Reconstitution Agreement. In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place, and amend the Mortgage Loan Schedule to reflect the addition of the repurchased Mortgage Loan to this Agreement.

          Section 7.03   Monthly Advances.

          Notwithstanding anything contained herein to the contrary, in connection with (a) a Pass-Through Transfer, the Servicer shall make Monthly Advances through the Remittance Date immediately preceding the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loans or such earlier time period as set forth in the related Reconstitution Agreement, (b) an Agency Transfer, the Servicer shall make Monthly Advances as required by FNMA or FHLMC as applicable, and (c) a Whole Loan Transfer, the Servicer shall make Monthly Advances through the
Remittance Date immediately preceding the date that such Mortgage Loan becomes REO Property.

         Section 7.04   Compensating Interest.

          Notwithstanding anything contained herein to the contrary, in connection with (a) a Pass-Through Transfer, or (b) an Agency Transfer, or
(c) a Whole Loan Transfer, the Company shall deposit in the Custodial Account on a daily basis, and retain therein with respect to each Principal Prepayment in full, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Company's own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans.


                                 ARTICLE VIII

                             COMPANY TO COOPERATE

          Section 8.01   Provision of Information.

          During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information and copies or originals of any documents contained in the Servicing File for each Mortgage Loan, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser, any regulatory requirement pertaining to the Purchaser or the purposes of this Agreement. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

          The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

          Section 8.02   Financial Statements; Servicing Facility.

          In connection with marketing the Mortgage Loans, the Company will make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed five fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large). If it has not already done so, the Company shall furnish promptly to the Purchaser copies of the statement specified above.

          Upon prior notice and during normal business hours, the Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective Purchaser to inspect the Company's servicing facilities or those of any Subservicer for the purpose of satisfying such prospective Purchaser that the Company and any Subservicer have the ability to service the Mortgage Loans as provided in this Agreement.


                                  ARTICLE IX

                                 THE COMPANY

          Section 9.01   Indemnification; Third Party Claims.

          The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 7.01. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, shall promptly notify FNMA, FHLMC, or the trustee with respect to any claim made by a third party with respect to any Reconstitution Agreement, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company's indemnification pursuant to Section 3.03, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

          Section 9.02   Merger or Consolidation of the Company.

          The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

          Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $15,000,000, and (ii) which is a FNMA-approved company in good standing.

          Section 9.03   Limitation on Liability of Company and Others.

          Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

          Section 9.04   Limitation on Resignation and Assignment by Company.

          The Purchaser has entered into this Agreement with the Company and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a Subservicer or to a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Company shall be fully liable for such tasks as if the Company performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall be granted or withheld in the reasonable discretion of the Purchaser.

          The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 12.01.

          Without in any way limiting the generality of this Section 9.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a Subservicer or to a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Company shall be fully liable for such tasks as if the Company performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.


                                  ARTICLE X

                                   DEFAULT

          Section 10.01  Events of Default.

          Each of the following shall constitute an Event of Default on the part of the Company:

          (a) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

          (b) failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

          (c) failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located; or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (e) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

          (f) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

          (g) the Company ceases to meet the qualifications of a FNMA servicer; or

          (h)  the   Company  fails  to  maintain  a  minimum  net  worth  of
     $15,000,000; or

          (i) the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to other than a Subservicer or to a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Company shall be fully liable for such tasks as if the Company performed them itself) in violation of Section 9.04.

          In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

          Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

          Section 10.02  Waiver of Defaults.

          By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.


                                  ARTICLE XI

                                 TERMINATION

          Section 11.01  Termination.

          This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.

          Section 11.02  Termination Without Cause.

          The Purchaser may terminate, at its sole option, this Agreement, without cause, as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05. The termination fee for the termination of servicing without cause pursuant to this Section 11.02 shall be 1.25% of the outstanding principal balance of the Mortgage Loans for which servicing is being terminated.

          On the second Business Day of each month, the Company shall orally inform the Purchase of which Mortgage Loans have become delinquent for a period of 61 days or more (each, a "Delinquent Mortgage Loan") and shall send a written listing of such Delinquent Mortgage Loans to the Purchaser. By the tenth day of each month (or if such tenth day is not a Business Day then the next Business Day following such tenth day), the Purchaser shall provide the Company with a certification (the "Transfer Notice") listing the Delinquent Mortgage Loans which the Company desires to transfer the servicing by month
end  to  its designee  (such  designee,  the  "Special Servicer").    By  the
fifteenth day of each month (and no later than the thirteenth day in February) the Company shall mail to the Mortgagor of each Mortgage Loan listed in a Transfer Notice a letter advising each such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Special Servicer; in accordance with the Cranston Gonzales National Affordable Housing Act of 1990 provided, however, the content and format of the letter shall have the prior approval
of  the Special  Servicer.   The Company  shall promptly provide  the Special
Servicer with copies of all such notices. At least five (5) Business Days prior to the end of each month, the Company shall deliver, with respect to the Delinquent Mortgage Loans listed on the related Transfer Notice, all Servicing Files, a loan level tape in form reasonably acceptable to the Purchaser and the Special Servicer, and supporting documentation, reasonably acceptable to the Purchaser and the Special Servicer and commensurate with
generally   acceptable  industry  standards,  detailing  the  amount  of  any unreimbursed Servicing  Advances and accrued  and unpaid Servicing Fees  on a
loan level basis.   Should the Purchaser  and Special Servicer desire  a loan
level tape containing information which is not readily extractable from the Company's servicing system, the Company shall diligently cooperate to make such loan level tape available to the Purchaser and Special Servicer. Upon the successful completion of the transfer of servicing for Delinquent Mortgage Loans, the Company shall cause the Special Servicer to reimburse the Company for any unreimbursed Servicing Advances and accrued and unpaid Servicing Fees with respect to such Delinquent Mortgage Loans which have been
properly documented.   Notwithstanding anything  herein to the  contrary, the
transfer of servicing for Delinquent Mortgage Loans shall not require the payment of a termination fee therefor.


                                 ARTICLE XII

                           MISCELLANEOUS PROVISIONS

          Section 12.01  Successor to Company.

          Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01 (ii) or pursuant to Section 11.02 after the 90 day period has expired, the Purchaser shall,
(i)  succeed to  and assume  all of  the Company's  responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) through (iii) of Section
9.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this
Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Sections 3.04 and 3.05, it being understood and agreed that the provisions of such Sections 3.01, 3.02,
3.03 and 3.05 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

          Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsections (j), (l), (m), (o) and (p) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to
Section 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

          The Company shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

          Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

          Section 12.02  Amendment.

          This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

          Section 12.03  Governing Law.

          This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 12.04  Duration of Agreement.

          This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

          Section 12.05  Notices.

          All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

          (i)  if to the Company:

               Option One Mortgage Corporation
               2020 East First Street, Suite 100
               Santa Ana, California 92705
               Attention:  Mr. Dave Wells

or such other address as may hereafter be furnished to the Purchaser in writing by the Company;


          (ii) if to Purchaser:

               Lehman Capital, A Division of
               Lehman Brothers Holdings Inc.
               3 World Financial Center
               12th Floor
               200 Vesey Street
               New York, New York 10285-1200
               Attention:  Contract Finance

          Section 12.06  Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          Section 12.07  Relationship of Parties.

          Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

          Section 12.08  Execution; Successors and Assigns.

          This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

          Section 12.09  Recordation of Assignments of Mortgage.

          To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Purchaser's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

          Section 12.10  Assignment by Purchaser.

          The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption
Agreement substantially in the form of Exhibit G hereto. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such Assignment and Assumption. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

          Section 12.11  No Personal Solicitation.

          From and after the Closing Date, the Company hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Company's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan for the purpose of refinancing a Mortgage Loan, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on Closing Date and the Company shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that and promotions for (a) optional insurance products or (b) promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 12.11. In addition, it is understood and agreed that: (i) upon the receipt of a verification of mortgage; (ii) a request for demand for payoff or (iii) a Mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, contact from the Company shall not constitute solicitation under this Section 12.11.


          IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                   LEHMAN CAPITAL, A DIVISION OF LEHMAN
                                   BROTHERS HOLDINGS INC.




                                   By:
                                       --------------------------------
                                   Name:
                                       --------------------------------
                                   Title:
                                       --------------------------------





                                   OPTION ONE MORTGAGE CORPORATION



                                   By:
                                       --------------------------------
                                   Name:
                                       --------------------------------
                                   Title:
                                       --------------------------------